UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013 (April 24, 2013)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi		38804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting (the “Annual Meeting”) of BancorpSouth, Inc. (the “Company”) was held on April 24, 2013. Matters submitted at the Annual Meeting and the voting results thereof were as follows:

Proposal 1: Election of Directors. The shareholders of the Company elected each of the Class III director nominees nominated by the Company’s Board of Directors to serve until the 2016 annual meeting of shareholders or until his or her earlier retirement by the following vote:

Director	For	Withheld	Broker Non-Votes
Gus J. Blass III	70,228,900	1,163,196	3,710
Grace Clark	70,280,282	1,111,814	3,710
Larry G. Kirk	68,587,921	2,804,175	3,710
Guy W. Mitchell III	66,546,464	4,845,632	3,710
James D. Rollins III	70,157,612	1,234,484	3,710

The shareholders of the Company elected the Class II director nominee nominated by the Company’s Board of Directors to serve until the 2014 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withheld	Broker Non-Votes
Aubrey B. Patterson	65,537,924	5,854,172	3,710

Proposal 2: Approval of the Amended and Restated BancorpSouth, Inc. Executive Performance Incentive Plan. The Company’s shareholders approved the Amended and Restated BancorpSouth, Inc. Executive Performance Incentive Plan, including re-approval of business criteria available for performance-based awards, by the following vote:

For	Against	Abstain	Broker Non-Votes
68,407,401	2,472,350	516,055	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: April 24, 2013